Exhibit 10.1

WAIVER AGREEMENT

This WAIVER AGREEMENT, dated as of October 3, 2018 (this “Agreement”), to the Indenture is by and among (a) Egalet Corporation, a Delaware corporation (the “Company”), (b) the Guarantors party to the Indenture and (c) the undersigned holder of Notes (the “Waiving Holder”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Indenture, dated as of December 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”) relating to the Company’s 6.50% Convertible Senior Notes due 2024 (the “Notes”);

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings given to them in the Indenture;

WHEREAS, the Company is currently exploring a potential restructuring or recapitalization transaction involving, among other things, a potential restructuring or recapitalization of the Notes (the “Potential Transaction”); and

WHEREAS, in connection with the negotiation of the Potential Transaction, the Waiving Holder desires to irrevocably waive the Conversion Obligation and its other rights to convert its Notes into Common Stock pursuant to the Indenture.

NOW, THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, the parties hereto agree as follows:

SECTION 1.                            Waiver.

(a)                                 The Waiving Holder hereby irrevocably waives the Conversion Obligation and any other rights of the Waiving Holder under the Indenture (including, without limitation, pursuant to Article 14 thereof) to convert all or any portion of its Notes into shares of Common Stock, in each case, with respect to all Notes held by the Waiving Holder or its Affiliates on the date hereof and any Notes that it or its Affiliates may hereafter acquire (collectively, the “Waiving Holder Notes”), and the Company shall not deliver shares to satisfy any conversion submitted by any Waiving Holders.

(b)                                 The Waiving Holder agrees to execute and deliver at any time all such further instruments as may be reasonably necessary or appropriate to carry out the intent of this Agreement.

SECTION 2.                            Miscellaneous.  Sections 17.01 (Provisions Binding on Company’s Successors), 17.02 (Official Acts by Successor Corporation), 17.03 (Addresses for Notices, Etc.), 17.04 (Governing Law; Jurisdiction), 17.06 (Legal Holidays), 17.07 (No Security Interest Created), 17.08 (Benefits of Indenture), 17.09 (Table of Contents, Headings, Etc.), 17.11 (Execution in Counterparts), 17.12 (Severability), 17.13 (Waiver of Jury Trial) and 17.14 (Force Majeure) shall apply to this Agreement, mutatis mutandis.

A COPY OF THIS WAIVER WILL BE DELIVERED BY THE COMPANY AND THE WAIVING HOLDER TO THE TRUSTEE

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly as of the date first written above.

EGALET CORPORATION

By
Name:
Title:

EGALET LIMITED, as Guarantor

By
Name:
Title:

EGALET US INC., as Guarantor

By
Name:
Title:

[WAIVING HOLDER]

By:
Name:
Title: